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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT - May 28, 2004
                        (Date of Earliest Event Reported)



                       UNIVERSAL AMERICAN FINANCIAL CORP.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


        New York                     No. 0-11321                11-2580136
        --------                     -----------                ----------
(State of Incorporation)           Commission File           (I.R.S. Employer
                                                            Identification No.)


Six International Drive, Suite 190,
        Rye Brook, New York                                         10573
        -------------------                                         -----
       (Address of principal                                       Zip Code
        executive offices)


       Registrant's telephone number, including area code: (914) 934-5200

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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

           On May 28, 2004, Universal American Financial Corp. (the "Company"), through its wholly owned subsidiary HHS Acquisition Corp. ("HHS"), acquired Heritage Health Systems, Inc. ("Heritage"), pursuant to an Agreement and Plan of Merger, dated as of March 9, 2004 (the "Merger Agreement"). The terms of the transaction are set forth in the Merger Agreement, a copy of which was included as an exhibit to a Form 8-K filed by the Company with the Securities and Exchange Commission on March 10, 2004, and is incorporated herein by reference.

           The consideration paid by the Company pursuant to the Merger Agreement was approximately $98,000,000. In connection with the acquisition, the Company entered into an amendment and restatement of its existing credit agreement from a group of lenders with Bank of America, N.A. acting as administrative agent (the "Amended and Restated Credit Facility"). Under the Amended and Restated Credit Facility, the facilities available to the Company were increased to provide a $105,000,000 term loan and a $15,000,000 revolving credit facility. Transaction costs incurred in connection with the acquisition and related financing amounted to approximately $4.0 million. The total cost of the acquisition, including transaction costs, was financed with the net proceeds from the Amended and Restated Credit Facility of approximately $68.6 million and cash on hand in the amount of $33.4 million.

           The obligations of the Company under the Amended and Restated Credit Facility are guaranteed by WorldNet Services Corp., CHCS Services Inc., CHCS Inc., Quincy Coverage Corporation, Universal American Financial Services, Inc., Heritage, HHS-HPN Network, Inc., Heritage Health Systems of Texas, Inc., PSO Management of Texas, LLC, HHS Texas Management, Inc. and HHS Texas Management LP (collectively the "Guarantors") and secured by substantially all of the assets of each of the Guarantors. In addition, as security for the performance by the Company of its obligations under the Amended and Restated Credit Facility, the Company, WorldNet Services Corp., CHCS Services Inc., Heritage and HHS Texas Management, Inc., have each pledged and assigned substantially all of their respective securities (but not more than 65% of the issued and outstanding shares of voting stock of any foreign subsidiary), all of their respective limited liability company and partnership interests, all of their respective rights, title and interest under any service or management contract entered into between or among any of their respective subsidiaries and all proceeds of any and all of the foregoing.

           A copy of the press release announcing the completion of the acquisition is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (c)       Exhibits

           Exhibit No.           Exhibit
           -----------           -------

           10 Amended and Restated Credit Agreement dated as of May 28, 2004, among the Company, various lending institutions and Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer.

           99.1 Press Release, dated May 28, 2004, announcing the completion of the Company's acquisition of Heritage Health Systems, Inc.


           This document may contain some forward looking statements, which involve a number of risks and uncertainties that could cause actual results to differ materially. These risk factors are listed from time to time in the Company's SEC reports.















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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              UNIVERSAL AMERICAN FINANCIAL CORP.

                              By: /s/ Richard A. Barasch
                                  ---------------------------------------------
                                  Name: Richard A. Barasch
                                  Title: Chairman and Chief Executive Officer



Date: June 1, 2004






















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                                  EXHIBIT INDEX


EXHIBIT NO.                                   DESCRIPTION
-----------                                   -----------

Exhibit 10 Amended and Restated Credit Agreement dated as of May 28, 2004, among the Company, various lending institutions and Bank of America, N.A., as the Administrative Agent, the Collateral Agent and the L/C Issuer.

Exhibit 99.1 Press Release, dated May 28, 2004, announcing the completion of the Company's acquisition of Heritage Health Systems, Inc.





















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